UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

233 South Wacker Drive, Suite 4900, Chicago, Illinois	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Vijayabharathi V. Kaza and Timothy L. Carter to the Board of Directors

On September 19, 2024, the Board of Directors (the “Board”) of Heidrick & Struggles International, Inc. (the “Company”), following the recommendation of its Nominating and Board Governance Committee, appointed each of Ms. Vijayabharathi V. Kaza and Mr. Timothy L. Carter to the Board, effective immediately. Ms. Kaza and Mr. Carter will both serve on the Audit and Finance Committee of the Board. Mr. Carter will additionally serve on the Human Resources and Compensation Committee of the Board.

The Board has determined that each of Ms. Kaza and Mr. Carter qualifies as an independent director. There is no arrangement or understanding between Ms. Kaza or Mr. Carter and any other person pursuant to which they were selected and appointed as a director. There have been no transactions directly or indirectly involving either of Ms. Kaza or Mr. Carter and the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Consistent with the compensation the Company provides to its other non-employee directors, Ms. Kaza and Mr. Carter will each receive an annual cash retainer of $90,000 per year, payable quarterly in arrears, prorated based on the date of their appointment to the Board. In addition, Ms. Kaza and Mr. Carter will each receive an annual equity award of restricted stock units or shares of common stock with a grant date fair value of $150,000, consistent with the annual equity awards granted to other non-employee directors of the Company, prorated based on the date of their appointment to the Board.

Ms. Kaza and Mr. Carter will each also enter into the Company’s standard form of Director and Officer Indemnification Agreement with the Company.

Departure of Lyle Logan from the Board of Directors

On September 19, 2024, Lyle Logan notified the Board that he would resign as a member of the Board, effective upon the adjournment of the Board meeting on September 26, 2024. Mr. Logan’s decision to resign as a member of the Board was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the foregoing, on September 19, 2024, the Board approved (i) an increase in the size of the Board from eight directors to ten directors, effective immediately prior to the appointment of Ms. Kaza and Mr. Carter as members of the Board, and (ii) a decrease in the size of the Board from ten directors to nine directors, effective upon Mr. Logan’s departure as a member of the Board.

A copy of the Company’s press release announcing the changes to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Heidrick & Struggles International, Inc. Press Release dated September 24, 2024

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: September 24, 2024	/s/ Tracey Heaton
Name: Tracey Heaton
Title: Chief Legal Officer & Corporate Secretary